Exhibit 10.1
AMENDMENT, CONSENT, WAIVER AND RELEASE
     This AMENDMENT, CONSENT, WAIVER AND RELEASE (this “Agreement”) is made and entered into as of the 9th day of February, 2007 by and among Tethys Petroleum Limited, a company incorporated and existing in the Island of Guernsey (“TPL”) (formerly known as Tethys Petroleum Investments Limited), Tethys Kazakhstan Limited, a company incorporated and existing in the Island of Guernsey (“TKL,” and together with TPL, each a “Company” and collectively the “Companies”), and the individuals and entities who or which are signatories hereto.
     WHEREAS, CanArgo Energy Corporation, a Delaware corporation (“CanArgo”), and certain persons (the “Original Senior Noteholders”) have entered into a Note Purchase Agreement, as amended (the “Note Purchase Agreement”), pursuant to which CanArgo issued $25,000,000 in aggregate principal amount of senior secured promissory notes due July 25, 2009 (the “Senior Notes”); and
     WHEREAS, CanArgo and the Original Senior Noteholders entered into that certain Security Agreement dated July 25, 2005 (the “Security Agreement”), pursuant to which CanArgo granted to holders of the Senior Notes (each hereby referred to as a “Senior Noteholder” and collectively as the “Senior Noteholders”) a security interest in the Collateral (as defined in the Security Agreement) to secure the payment of the Senior Notes; and
     WHEREAS, TPL is a party to that certain Guaranty Agreement dated as of July 25, 2005 (the “Guaranty Agreement”) by TPL and the other Guarantors named therein in favor of the Senior Noteholders, pursuant to which TPL and such other Guarantors guaranteed the payment of the Senior Notes; and
     WHEREAS, TKL is a party to that certain Supplemental Agreement dated as of March 3, 2006 (the “Supplemental Agreement”) in favor of the Senior Noteholders, pursuant to which TKL became a Guarantor (as defined in the Guaranty Agreement) under the Guaranty Agreement;
     WHEREAS, TPL is contemplating raising a minimum of US$10 million dollars in additional capital by means of an issue of equity; and
     WHEREAS, CanArgo, the Companies and the Senior Noteholders wish to amend the Note Purchase Agreement, the Security Agreement and the Guaranty Agreement and terminate the Supplemental Agreement such that (i) neither TKL nor TPL shall be a Guarantor under the Guaranty Agreement, and (ii) no securities representing equity interests in either Company shall be deemed Collateral or subject to the Security Agreement (but without prejudice to the terms of any new security interest agreement put in place with respect to CanArgo Limited’s equity interests in TPL) in order to facilitate such equity offering.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Note Purchase Agreement.
     2. Consent, Waiver and Release. Notwithstanding the provisions of any Loan Document to the contrary provided, in accordance with Section 18 of the Note Purchase Agreement, Section 12.7 of the Security Agreement and Section 19 of the Guaranty Agreement, the Senior Noteholders hereby irrevocably and unconditionally:
          (a) consent to, and waive any rights they may have under the Note Purchase Agreement or any other Loan Documents in connection with, (i) the amendment of (x) the Note Purchase Agreement to amend the definition of “Collateral” (as hereinafter provided) and to delete any reference to the Companies from Schedules 5.11 and 6.4 thereto and (y) the amendment of the Security Agreement to amend the definition of “Investment Property” (as hereinafter provided), (ii) the release of the securities whether now or hereafter issued and outstanding of either Company from the Liens granted under the Note Purchase Agreement and the Security Agreement, (iii) the amendment of the Guaranty Agreement to delete any reference to the Companies from the definition of “Guarantor” or “Guarantors” therein and to release both Companies from their obligations as Guarantors thereunder and (iv) the termination of the Supplemental Agreement. The consents, releases, amendments and waivers granted in this Section 2 only apply to the matters described in clause (i), (ii), (iii) and (iv) above, and do not constitute a waiver of, or consent to, any other amendment to or waiver of any other provisions of the Loan Documents;
          (b) hereby release each of the Companies and their respective successors, assigns, officers, directors, shareholders, agents and employees from any all claims, damages, losses or liability, which they now have or may in the future acquire from this date until the end of time, in respect of, or attributable to any and all obligations of the Companies arising under or in connection with the Note Purchase Agreement, the Security Agreement, the Guaranty Agreement and Supplemental Agreement; and
          (c) hereby release CanArgo and its successors, assigns, officers, directors, shareholders, agents and employees from any all claims, damages, losses or liability, which they now have or may in the future acquire from this date until the end of time, arising under or attributable to the release of the securities of either Company from the Liens set forth in the Note Purchase Agreement and the Security Agreement and the release of the Companies of their obligations under the Guaranty Agreement and Supplemental Agreement.
     3. Amendment of the Note Purchase Agreement and the Security Agreement; Termination Statements.

          (a) The definitions of “Collateral” set forth in Schedule B of the Note Purchase Agreement and the definition of “Investment Property” set forth in Section 1(b) of the Security Agreement are hereby amended nunc pro tunc by adding the following language at the end thereof:
     “, but excluding all capital stock or other securities issued or to be issued in the future by either Tethys Petroleum Limited, a company incorporated and existing in Bailiwick of Guernsey (formerly known as Tethys Petroleum Investments Limited), or Tethys Kazakhstan Limited a company incorporated and existing in the Island of Guernsey.”
(b)	Schedules 5.11 and 6.4 to the Note Purchase Agreement are hereby amended nunc pro tunc to delete therefrom any reference to the Companies.

(c)	CanArgo is hereby authorized to file one or more UCC-3 termination statements in the appropriate filing jurisdictions to reflect the release of collateral set forth in Section 2(a)(ii) and subsection (a) above.
     4. Amendment of the Guaranty Agreement. The Guaranty Agreement is hereby amended by deleting any reference to either of the Companies as a “Guarantor” thereunder.
     5. Termination of the Supplemental Agreement. The Supplemental Agreement is hereby terminated and deemed void ab initio and of no further force and effect.
     6. Minimum Proceeds. The parties hereby acknowledge that the consent and waiver granted by the Purchasers pursuant to this Agreement is conditional upon TPL receiving a minimum of US$10 million of aggregate gross proceeds from the issue of ordinary shares of £0.01 each in the capital of TPL in connection with a proposed investment in TPL to be completed on or about the date of this Agreement..
     7. Effect on Loan Documents. This Agreement and the amendments set forth herein are limited to the specific purpose for which it is entered into and, except as specifically set forth above, (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any other term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.
     8. Miscellaneous.
          (a) Successors and Assigns; Headings; Choice of Law, etc. This Agreement shall be binding on and shall inure to the benefit of CanArgo, each Company and the Senior Noteholders and their respective successors and assigns, heirs and legal representatives; provided that neither CanArgo nor any Company may assign its rights hereunder without the prior written consent of the Company and the Required Holders. The headings in this Agreement have been inserted for convenience purposes only and shall not be used in the interpretation or enforcement of this Agreement. The Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, United States of America, applicable to contracts made in and to be performed in such State. There shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
          (b) Entire Agreement; Amendments. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior understandings, oral or written, with respect to the subject matter hereof and may not be amended, or any provision thereof waived, except by an instrument in writing signed by the parties hereto.
          (c) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their representatives, thereunto duly authorized, as of the day and year first above written.

TETHYS PETROLEUM LIMITED

By:	/s/ Dr David Robson

Name: Dr David Robson
Title: Chairman & Managing Director

TETHYS KAZAKHSTAN LIMITED

By:	/s/ Elizabeth Landles

Name: Elizabeth Landles
Title: Director

CANARGO ENERGY CORPORATION

By:	/s/ Dr David Robson

Name: Dr David Robson
Title: Chairman & CEO

SENIOR NOTEHOLDERS:

INGALLS & SNYDER VALUE PARTNERS L.P.

By:	/s/ Thomas O. Boucher Jr.

Thomas O. Boucher Jr., General Partner

NIKOLAOS D MONOYIOS

By:	/s/ Nikolaos D Monoyios

Nikolaos D Monoyios

THOMAS L GIPSON

By:	/s/ Thomas O. Boucher Jr.

Thomas O. Boucher Jr., Attorney-in-fact

ARTHUR KOENIG

By:	/s/ Arthur Koenig

Arthur Koenig

THOMAS L GIPSON IRA

By:	/s/ Thomas O. Boucher Jr.

Thomas O. Boucher Jr., Attorney-in-fact

EVAN JANOVIC

By:	/s/ Evan Janovic

Evan Janovic

ARTHUR ABLIN

By:	/s/ Arthur Ablin

Arthur Ablin

FLEDGLING ASSOCIATES LLC

By:	/s/ Adam Janovic

Adam Janovic, Attorney-in-fact

ADAM JANOVIC

By:	/s/ Adam Janovic

Adam Janovic

NEIL JANOVIC

By:	/s/ Adam Janovic

Adam Janovic, Attorney-in-fact

ANTHONY CORSO

By:	/s/ Anthony Corso

Anthony Corso

JOHN GILMER

By:	/s/ John Gilmer

John Gilmer

MARTIN SOLOMON

By:	/s/ Martin Solomon

Martin Solomon

AGREED AND ACKNOWLEDGED

CANARGO LIMITED

By:	/s/ Dr David Robson

Name: Dr David Robson
Title: Director

CANARGO LTD.

By:	/s/ Dr David Robson

Name: Dr David Robson
Title: Director

CANARGO NORIO LIMITED

By:	/s/ Elizabeth Landles

Name: Elizabeth Landles
Title: Director

CANARGO (NAZVREVI) LIMITED

By:	/s/ Elizabeth Landles

Name: Elizabeth Landles
Title: Director

NINOTSMINDA OIL COMPANY LIMITED

By:	/s/ Dr David Robson

Name: Dr David Robson
Title: Director